UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 28, 2006 (August 14, 2006)

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Republic of Panama

(State or Other Jurisdiction of Incorporation)

1-11953	98-0160660
(Commission File Number)	(IRS Employer Identification No.)

Plaza 2000 Building, 50th Street, 8th Floor, P.O. Box 0816-01098, Panama, Republic of Panama

(Address of Principal Executive Offices) (Zip Code)

+50-7-213-0947

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K filed on August 18, 2006, by Willbros Group, Inc. (the “Registrant”). In accordance with Instruction 2 to Item 5.02 of Form 8-K, the August 18, 2006 report omitted the information called for in Item 5.02(c) with respect to the material terms of Van A. Welch’s employment as Senior Vice President and Chief Financial Officer of the Registrant beginning on August 28, 2006, which was not available at the time. This Amendment No. 1 on Form 8-K/A is filed to add (i) the material terms of Mr. Welch’s employment as Senior Vice President and Chief Financial Officer of the Registrant beginning August 28, 2006 and (ii) the entering into of an Indemnification Agreement between Mr. Welch and the Registrant as a result of his employment.

Item 1.01. Entry into a Material Definitive Agreement.

On August 28, 2006, Willbros USA, Inc. (“WUSA”), an indirect wholly owned subsidiary of the Registrant, entered into an Employment Agreement (the “Agreement”) with Van A. Welch, as Senior Vice President and Chief Financial Officer of WUSA and the Registrant.

The term of the Agreement is five years, commencing on August 28, 2006, and ending on August 27, 2011 (the “Employment Period”). During the Employment Period, Mr. Welch will earn a base salary of $350,000 per year. Mr. Welch will be eligible for increases in such base salary during the Employment Period.

Additionally, Mr. Welch will be eligible for bonus consideration annually at the sole discretion of the Board of Directors of the Registrant. The maximum annual bonus for which Mr. Welch is eligible is an amount equal to his base salary.

Under the terms of the Agreement, Mr. Welch has been granted stock options and awarded shares of restricted stock of the Registrant (“Restricted Stock”) and in the future will be awarded shares of Restricted Stock under the Registrant’s 1996 Stock Plan, as amended, as follows:

1. On August 28, 2006, 40,000 shares of Restricted Stock, with vesting to occur in two equal installments on January 1 of 2007 and 2008;

2. On August 28, 2006, stock options for 50,000 shares, with vesting to occur in four equal annual installments on August 28 of 2007, 2008, 2009 and 2010;

3. On August 28, 2007, 25,000 shares of Restricted Stock, with vesting to occur in approximately three equal annual installments on August 28 of 2008, 2009 and 2010;

4. On August 28, 2008, 25,000 shares of Restricted Stock, with vesting to occur in approximately three equal annual installments on August 28 of 2009, 2010 and 2011;

5. On August 28, 2009, 25,000 shares of Restricted Stock, with vesting to occur in two equal annual installments on August 28 of 2010 and 2011; and

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6. On August 28, 2010, 25,000 shares of Restricted Stock, with full vesting to occur on August 28, 2011.

The forms of the Award Agreements used to evidence the August 28, 2006 awards of shares of Restricted Stock and stock options described above have been previously filed by the Registrant with the Securities and Exchange Commission.

Pursuant to the Agreement, in the event Mr. Welch’s employment is terminated by WUSA without cause, or due to a constructive discharge or due to a Change in Control (as defined in the Willbros Group, Inc. Severance Plan as Amended and Restated effective September 25, 2003, as such may be further amended, the “Severance Plan”), he will be entitled, among other things, to: (i) continue receiving his base salary during the remainder of the Employment Period, and (ii) the maximum available amount of his unearned bonuses for which he is eligible as if he had satisfied the performance goals, if any, for each of the uncompleted years remaining in the Employment Period at the time of termination. If Mr. Welch voluntarily resigns or is terminated by WUSA for cause, he will receive, among other things, his base salary through the date of termination, but shall not be entitled to any cash bonuses for any years remaining in the Employment Period that have not yet ended as of the date of termination. If termination occurs by reason of Mr. Welch’s disability or death, he or his beneficiaries, as the case may be, will receive, among other things, (i) his base salary through the date of termination by reason of disability or death, and (ii) the maximum amount available for a cash bonus for which he is eligible in the year of his termination or death as if he had satisfied the performance goals, if any, for such year (but not for later years during the Employment Period). In such cases, Mr. Welch is also entitled to such benefits as are provided under the Severance Plan, if any; provided, however, that the value of any compensation and/or benefits payable under the Severance Plan shall not be duplicative of any amounts paid under the Agreement, and such amounts payable under the Severance Plan shall be offset against the value of any compensation or benefits payable to him under the Agreement, and vice versa. In such cases other than voluntary resignation or termination by WUSA for cause, Mr. Welch is further entitled to immediate vesting or immediate granting and vesting, as the case may be, of the awards of shares of Restricted Stock and stock options described above.

Pursuant to the Agreement, during the Employment Period, Mr. Welch will not compete with the businesses of the Registrant and its affiliates.

Also, on August 28, 2006, the Registrant entered into an Indemnification Agreement with Mr. Welch, the form of which has been filed as Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-5413. The Indemnification Agreement provides indemnity to the officer against liabilities incurred in the performance of his duties to the fullest extent permitted by law.

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On August 14, 2006, the Registrant announced that Van A. Welch has been appointed Senior Vice President and Chief Financial Officer of the Registrant. Mr. Welch will also serve as Treasurer of the Registrant. Mr. Welch assumed these positions on August 28, 2006.

Mr. Welch, age 51, has over 28 years of experience in project controls, administrative and finance positions with KBR, Inc. (formerly known as Kellogg Brown & Root), a global engineering, construction and services company, and its subsidiaries, serving most recently as Vice President – Finance and Investor Relations and as a member of KBR’s executive leadership team. From 1998 to 2006, Mr. Welch held various other positions with KBR including Vice President, Accounting and Finance of the Engineering and Construction Division, Vice President, Accounting and Finance of Onshore Operations and Senior Vice President of Shared Services. Mr. Welch is a Certified Public Accountant.

On August 28, 2006, the Registrant entered into an Employment Agreement with Mr. Welch, the material terms of which are set forth in Item 1.01 above, and are hereby incorporated by reference into this Item 5.02.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: September 1, 2006	By:	/s/ Dennis G. Berryhill
Dennis G. Berryhill
Secretary

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